Exhibit 23.3
CAWLEY, GILLESPIE & ASSOCIATES, INC.
PETROLEUM CONSULTANTS
302 FORT WORTH CLUB BUILDING
306 WEST SEVENTH STREET
FORT WORTH, TEXAS 76102-4987
(817) 336-2461
CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.
     The undersigned hereby consents to the references to our firm in the form and context in which they appear in or are incorporated by reference into this Registration Statement on Form S-3 of Eagle Rock Energy Partners, L.P. (“Registration Statement”) and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our report setting forth the estimated oil and gas reserves and related information of Eagle Rock Energy Partners, L.P. as of December 31, 2008, which information is incorporated by reference from the Form 10-K for the year ended December 31, 2008 of Eagle Rock Energy Partners, L.P. and from the Form 8-K of Eagle Rock Energy Partners, L.P. dated April 3, 2009.
     We further consent to the reference to our firm under the heading “Experts.”
/s/ CAWLEY, GILLESPIE & ASSOCIATES, INC.
Forth Worth, Texas
December 7, 2009